eFunds Corporation Reports Third Quarter 2005 Results

Net Revenue of $133.2 million

Diluted Earnings per Share of $0.34

Operating Income up 18%

Scottsdale, ARIZ., Nov. 2, 2005 — eFunds Corporation (NYSE: EFD), a leading provider of electronic payments, risk management and related outsourcing solutions, today reported third quarter 2005 net revenue of $133.2 million, an increase of approximately 25% over the $106.4 million of net revenues reported by the Company’s current operating segments during the comparable quarter in 2004. Excluding the impact of the Company’s acquisition of WildCard Systems in July, the revenues from the Company’s current operating segments increased approximately 7% over the third quarter of 2004. Overall, revenues declined 5% from the $140.1 million reported for the third quarter of 2004 due to the impact from the sale of the Company’s ATM deployment business in November 2004.

Operating income during the quarter increased 18% to $17.9 million, or 13% of net revenue, as compared to operating income of $15.2 million, or 11% of net revenue, reported in the third quarter of 2004. Included in the Company’s third quarter operating results was a $2.1 million operating loss attributable to WildCard.

Third quarter 2005 net income increased 48% to $15.8 million, or $0.34 per diluted share, compared to net income of $10.7 million, or $0.22 per diluted share, reported for the same quarter in 2004. Results for the quarter ended September 30, 2005 include a non-recurring $4.7 million benefit from the adjustment of certain tax reserves.

For the nine months ended September 30, 2005, eFunds reported net income of $43.1 million, or $0.90 per diluted share, compared with net income of $29.5 million, or $0.60 per diluted share, reported in the first nine months of 2004. Reported operating income for the nine months ended September 30, 2005 was $55.0 million, or 15% of net revenue, as compared to $42.1 million, or 10% of net revenue, for the same period in the prior year. Net revenue from the Company’s continuing operating segments increased 14% to $363.7 million from the $318.3 million reported in the first nine months of 2004. Overall, revenues declined 14% from the $421.7 million recorded in the first nine months of 2004 as a result of the Company’s sale of its ATM deployment business last fall.

“Our results confirm we are building a very successful business. Our electronic payments segment continues to perform well, and we are seeing continued strong growth and margin improvement in our core EFT processing business. WildCard’s performance is exceeding our original expectations and we believe this acquisition will help us further accelerate the performance profile of this segment,” stated Paul Walsh, Chairman and Chief Executive Officer.

“Our risk management business exhibited good revenue growth due to both organic improvement and our acquisition activity. Operating income for this segment was also up significantly over the comparable prior year period. As anticipated, we saw some softness in our global outsourcing business due to the loss of a customer that was acquired and the completion of a customer in-sourcing migration project last summer. We are continuing our efforts to build the pipeline and momentum of this business and we believe the prospects for accomplishing this goal are good,“ stated Walsh.

The Company also completed a $100 million private placement of senior notes due 2012 during the quarter, the proceeds from which were used to repay the $100 million term loan incurred in connection with the acquisition of WildCard Systems.

Forward-looking statements
The Company also reported that it now expects full year net revenue for 2005 to increase approximately 18 percent on a combined organic and acquisitive basis over the $431 million baseline revenue achieved across the Company’s three current operating segments following the sale of its ATM portfolio in November 2004. The Company is now anticipating that its 2005 net income will approximate the high end of its previously published range of 25 — 35 percent over its 2004 net income of $40.8 million. The Company has also raised its 2005 revenue projections for WildCard and now expects that the fourth quarter net revenues from this business should be between $24 and $27 million. This projection reflects an improvement of approximately 35 — 40 percent over the revenues of $56.5 million WildCard recorded last year. The earnings dilution resulting from the WildCard acquisition during 2005 should be slightly less than the $.03 to $.05 previously anticipated by the Company, with this acquisition being accretive during the fourth quarter.

The foregoing expectations reflect the following assumptions:

•	An effective tax rate between 33 and 35 percent for the balance of 2005;

•	Cash outlays for capital expenditures and product development activities will be at or below the low end of the $35 to $40 million estimate included in the Company’s prior guidance.

Although the Company has not yet completed its annual operating plan for 2006, full year 2006 revenues are currently expected to increase 15 to 22 percent over currently projected full year 2005 revenues and the Company now anticipates that 2006 diluted earnings per share will exceed the $1.15 and $1.25 range referenced in the Company’s prior guidance.

The foregoing guidance does not include the effects of the adoption of SFAS 123R, which requires the expensing of stock options beginning January 1, 2006.

Conference call:
eFunds will hold a one-hour conference call today at 10:00 AM EST to discuss the Company’s quarterly and year-to-date financial performance. To listen to the conference call, dial 800-399-5351. (International callers dial 706-643-1939.) The call will also be broadcast on the company’s Web site at www.efunds.com under the “Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information:
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. EST on November 12, 2005. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 1666541. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
eFunds Corporation is an industry leader with nearly 30 years of experience and expertise in electronic payments and risk management. eFunds offers electronic funds transfer software and processing, prepaid and stored value, risk management and related outsourcing solutions to financial institutions, electronic funds transfer networks, retailers, telecommunications providers, and government agencies around the world. Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance relationships with their customers. www.efunds.com.

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2005.

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EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,
	2005		2004
(in thousands, except per share amounts)
Net revenue	$133,150	100.0%	$140,054	100.0%

Operating expenses
Processing, communication and service costs	32,133	24.2%	57,634	41.2%
Employee costs	54,753	41.1%	46,261	33.0%
Depreciation and amortization	11,817	8.9%	9,722	6.9%
Other operating costs	16,547	12.4%	11,230	8.0%

Total operating expenses	115,250	86.6%	124,847	89.1%

Income from operations	17,900	13.4%	15,207	10.9%
Interest expense	(2,089)	-1.5%	(114)	-0.1%
Other income — net	974	0.7%	177	0.1%

Income before income taxes	16,785	12.6%	15,270	10.9%
Provision for income taxes	(1,007)	-0.8%	(4,581)	-3.3%

Net income	$15,778	11.8%	$10,689	7.6%

Shares outstanding
Basic	45,471		48,258

Diluted	46,741		49,424

Earnings per share
Basic	$0.35		$0.22

Diluted	$0.34		$0.22

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended September 30,
	2005		2004
(in thousands, except per share amounts)
Net revenue	$363,682	100.0%	$421,652	100.0%

Operating expenses
Processing, communication and service costs	88,648	24.4%	172,965	41.0%
Employee costs	152,031	41.8%	142,990	33.9%
Depreciation and amortization	28,041	7.7%	27,678	6.6%
Other operating costs	39,929	11.0%	34,661	8.2%
Restructuring and provision for contract loss charges	—	0.0%	1,253	0.3%

Total operating expenses	308,649	84.9%	379,547	90.0%

Income from operations	55,033	15.1%	42,105	10.0%
Interest expense	(2,340)	-0.6%	(217)	-0.1%
Other income — net	3,786	1.0%	241	0.1%

Income before income taxes	56,479	15.5%	42,129	10.0%
Provision for income taxes	(13,395)	-3.7%	(12,638)	-3.0%

Net income	$43,084	11.8%	$29,491	7.0%

Shares outstanding
Basic	46,761		47,944

Diluted	48,111		49,151

Earnings per share
Basic	$0.92		$0.62

Diluted	$0.90		$0.60

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
(in thousands)	(Unaudited)
Current assets:
Cash and cash equivalents	$92,307	$274,477
Short-term investments	—	88,140
Restricted cash	39,226	2,392
Accounts receivable — net	94,562	73,505
Other current assets	30,788	30,050

Total current assets	256,883	468,564

Property and equipment — net	64,516	50,320
Intangibles — net	396,138	103,672
Other non-current assets	24,134	20,405

Total assets	$741,671	$642,961

Current liabilities:
Accounts payable	$23,343	$21,984
Accrued liabilities	90,830	85,021
Deferred revenue and gains	26,640	16,445
Long-term debt due within one year	5,102	1,955

Total current liabilities	145,915	125,405

Long-term deferred gains	29,767	37,539
Long-term debt	127,861	3,569
Other long-term liabilities	7,921	2,244

Total liabilities	311,464	168,757

Stockholders’ equity:
Common stock	503	493
Additional paid-in capital	461,067	446,825
Treasury stock at cost	(100,000)	—
Retained earnings	66,315	23,231
Accumulated other comprehensive income	2,322	3,655

Stockholders’ equity	430,207	474,204

Total liabilities and stockholders’ equity	$741,671	$642,961

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
(in thousands)
Cash flows from operating activities:
Net income	$43,084	$29,491
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	11,710	10,848
Amortization	16,331	16,830
Deferred income taxes	3,807	(1,224)
Other — net	(274)	1,258
Changes in assets and liabilities
Restricted cash	830	1,236
Accounts receivable	(7,019)	(7,027)
Accounts payable	(10,887)	(1,442)
Income taxes receivable/payable	(26,416)	7,292
Other assets and liabilities	(15,922)	2,336

Net cash provided by operating activities	15,244	59,598

Cash flows from investing activities:
Capital expenditures	(19,325)	(20,569)
Acquisitions	(286,883)	(6,079)
Purchases of short-term investments	(98,925)	(84,335)
Proceeds from sale of short-term investments	187,065	55,185
Other — net	(2,875)	(682)

Net cash used in investing activities	(220,943)	(56,480)

Cash flows from financing activities:
Purchase of common stock	(100,000)	—
Issuance of common stock	11,619	17,513
Proceeds from long-term debt	235,000	—
Payments on long-term debt	(122,742)	(5,752)
Other	(348)	—

Net cash provided by financing activities	23,529	11,761

Net (decrease) increase in cash and cash equivalents	(182,170)	14,879
Cash and cash equivalents at beginning of period	274,477	104,456

Cash and cash equivalents at end of period[1]	$92,307	$119,335

[1] Cash and cash equivalents at September 30, 2004 included $82.8 million that has been reclassified to short-term investments to conform to 2005 presentation.

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	September 30,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$71,274	$49,276	21,998	45%
Risk management	41,974	36,839	5,135	14%
Global outsourcing	19,902	20,305	(403)	-2%
ATM management[1]	—	33,634	(33,634)	*

Total net revenue	133,150	140,054	(6,904)	-5%

Operating expenses:
Processing, employee and other costs -
Electronic payments	64,042	40,355	23,687	59%
Risk management	23,075	20,993	2,082	10%
Global outsourcing	16,149	15,404	745	5%
ATM management[1]	—	31,845	(31,845)	*

Total processing, employee and other costs	103,266	108,597	(5,331)	-5%

Allocated overhead -
Electronic payments	3,159	2,962	197	7%
Risk management	2,262	2,136	126	6%
Global outsourcing	2,111	1,521	590	39%
ATM management[1]	—	1,932	(1,932)	*
Corporate	4,452	7,699	(3,247)	-42%

Total allocated overhead	11,984	16,250	(4,266)	-26%

Income (loss) from operations:
Electronic payments	4,073	5,959	(1,886)	-32%
Risk management	16,637	13,710	2,927	21%
Global outsourcing	1,642	3,380	(1,738)	-51%
ATM management[1]	—	(143)	143	*
Corporate	(4,452)	(7,699)	3,247	42%

Total income from operations	$17,900	$15,207	2,693	18%

[1] Includes operations through November 18, 2004.
* Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Nine Months Ended
	September 30,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$174,422	$150,678	23,744	16%
Risk management	119,835	106,996	12,839	12%
Global outsourcing	69,425	60,611	8,814	15%
ATM management[1]	—	103,367	(103,367)	*

Total net revenue	363,682	421,652	(57,970)	-14%

Operating expenses:
Processing, employee and other costs -
Electronic payments	152,378	122,536	29,842	24%
Risk management	68,967	63,318	5,649	9%
Global outsourcing	50,211	46,626	3,585	8%
ATM management[1]	—	97,469	(97,469)	*

Total processing, employee and other costs	271,556	329,949	(58,393)	-18%

Allocated overhead -
Electronic payments	9,950	8,341	1,609	19%
Risk management	6,780	6,650	130	2%
Global outsourcing	6,692	4,808	1,884	39%
ATM management[1]	—	6,193	(6,193)	*
Corporate	13,671	22,353	(8,682)	-39%

Total allocated overhead	37,093	48,345	(11,252)	-23%

Restructuring and provision for
contract loss charges -
Electronic payments	—	1,178	(1,178)	*
Risk management	—	(8)	8	*
Global outsourcing	—	41	(41)	*
ATM management[1]	—	9	(9)	*
Corporate	—	33	(33)	*

Total restructuring and provision for contract loss charges	—	1,253	(1,253)	*

Income (loss) from operations:
Electronic payments	12,094	18,623	(6,529)	-35%
Risk management	44,088	37,036	7,052	19%
Global outsourcing	12,522	9,136	3,386	37%
ATM management[1]	—	(304)	304	*
Corporate	(13,671)	(22,386)	8,715	39%

Total income from operations	$55,033	$42,105	12,928	31%

[1] Includes operations through November 18, 2004.
* Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	% Change	2005	2004	% Change
(in millions)
Electronic Payments
EFT processing	$32.6	$27.0	21%	$92.4	$81.2	14%
Prepaid and stored value	19.8	—	*	19.8	—	*
Government services (EBT)	11.4	14.2	-20%	37.8	42.9	-12%
Software sales	7.5	8.1	-7%	24.4	26.6	-8%

	$71.3	$49.3	45%	$174.4	$150.7	16%

Risk Management
Financial Institution products	$36.3	$32.1	13%	$103.5	$93.0	11%
Retail products	5.7	4.7	21%	16.3	14.0	16%

	$42.0	$36.8	14%	$119.8	$107.0	12%

Global Outsourcing
BPO	$13.8	$13.0	6%	$44.6	$39.0	14%
IT services	6.1	7.3	-16%	24.8	21.6	15%

	$19.9	$20.3	-2%	$69.4	$60.6	15%

ATM Management[1]	$-	$33.6	*	$-	$103.4	*

[1] Includes operations through November 18, 2004.
* Represents an increase or decrease greater than 100%.